Exhibit 23.1




INDEPENDENT AUDITORS' CONSENT


We hereby consent to the incorporation by reference in the Registration Statements of Surge Components, Inc. and subsidiaries (the "Company") on Form S-8 (No. 333-60787)
 and Form S-3 (No. 333-633731) of our report, dated
February 6, 2004 (except with respect to Note M to which the date is February 9, 2004), on our audits of the financial statements of the Company for the year ended November 30, 2003 which report is included in this Annual Report on Form 10-KSB for the year ended November 30, 2003.



/s/Seligson & Giannattasio, LLP
---------------------------------
N. White Plains, NY
February 28, 2004